CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of PGIM Partners Group Private Markets Multi-Asset Fund of our report dated June 25, 2026, relating to the financial statements and financial highlights which appears in PGIM Partners Group Private Markets Multi-Asset Fund’s Registration Statement on Form N-2 (No. 333-297301). We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 24, 2026